                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [LOGO OF OAO TECHNOLOGY SOLUTIONS]

        7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770-3522
                   Phone: (301) 486-0400, Fax: (301) 486-0414
                             Internet: www.oaot.com

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

   You are invited to attend the OAO Technology Solutions, Inc. 2002 Annual Meeting of Shareholders.

   DATE:                    Friday, May 17, 2002
   TIME:                    10:00 A.M. Eastern Time
   PLACE:                   Willard Inter-Continental Hotel--Washington DC
                            1401 Pennsylvania Avenue, NW
                            Washington, DC 20004
                            (202) 628-9100
   DIRECTIONS:              Included on the last page

   Only shareholders who owned stock at the close of business on March 22, 2002, can vote at this meeting or any adjournments that may take place.

   At the meeting, we will be voting on the following matters:

    .  the election of seven directors,

    . ratification of our selection of auditors for the year ending December 31, 2002,

    . approval of the amended 1996 Equity Compensation Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares, and

    .  any other business properly presented at the meeting.

   We also will report on our 2001 business results and other matters of interest to our shareholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

   Our board of directors is a vital resource. Whether or not you expect to attend our annual meeting in person, we consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible. Sending in your proxy will not prevent you from voting your shares at our annual meeting, if you so desire, as your proxy is revocable by a later dated proxy or by attending and voting in person at the annual meeting.

   The proxy statement, accompanying proxy card, and annual report are being mailed to shareholders beginning April 12, 2002, in connection with the solicitation of proxies by the board of directors.

   Please contact J. Jeffrey Fox by phoning (301) 486-0400 with any questions or concerns.

Sincerely,

/s/ Gregory A. Pratt                      /s/ Dianne R. Sagner
Gregory A. Pratt                          Dianne R. Sagner
President and Chief Executive Officer     Secretary

April 12, 2002

                             QUESTIONS AND ANSWERS
Q:  Who is entitled to vote?
A: Shareholders of record as of the close of business on March 22, 2002 may vote at the annual meeting.

Q:  How many shares can vote?
A: On March 22, 2002, there were 17,883,385 shares of our common stock issued and outstanding. Every shareholder may cast one vote for each share owned.

Q:  What may I vote on?
A:  You may vote on the following items:

    . the election of seven directors who have been nominated to serve on our board of directors,

    .  the ratification of our selection of auditors,

    .  the approval of the amended 1996 Equity Compensation Plan, and

    .  any other business that is properly presented at the meeting.

Q:  How does the board recommend I vote on the proposals?
A: The board recommends a vote FOR each board nominee and FOR each of the other proposals.

Q:  How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

   If you sign your proxy card but do not mark any boxes showing how you wish to vote, Gregory A. Pratt and J. Jeffrey Fox will vote your shares as recommended by the board of directors.

Q:  What if I hold my OAO Technology shares in a brokerage account?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from the nominee describing how to vote your shares.

Q:  What if I want to change my vote?
A: A registered shareholder may change his or her vote at any time before the meeting in any of the following three ways:

    1. notifying our corporate secretary, Dianne R. Sagner, in writing,

    2. voting in person at the meeting, or

    3.  submitting a proxy card with a later date.

   If you hold your shares through a broker, bank or other nominee, and wish to change your vote, you must deliver your change to that nominee. Also, if you wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you are a registered shareholder and wish to vote at the meeting, no additional forms will be required.

Q:  How will directors be elected?
A: The seven nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

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

Q: What vote is required to adopt the other items that are on the meeting agenda?
A:  The following votes will be required for each item:

    . Ratification of our selection of auditors requires the affirmative vote of a majority of the votes cast by the holders of our outstanding shares of common stock entitled to vote on the proposal.

    . Approval of the amended 1996 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast by the holders of our outstanding shares of common stock entitled to vote on the proposal.

Q:  Who will count the votes?
A: A representative of Mellon Investor Services, L.L.C., our registrar and transfer agent, will count the votes and act as the inspector of elections.

Q:  What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

    Mellon Investor Services LLC
    P.O. Box 3315
    South Hackensack, NJ 07606
    Toll-free telephone 800-526-0801

   If you provide Mellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

   You also can find information on transferring shares and other useful shareholder information on their web site at www.melloninvestor.com.

Q:  What is a quorum?
A: A quorum is a majority of the outstanding shares of common stock entitled to vote upon a matter. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:  What is the effect if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

   Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine. The election of directors and ratification of the selection of auditors are considered routine matters. The amendment to the 1996 Equity Compensation Plan is considered a non-routine matter.

   Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and have the effect of negative votes. A "withheld" vote is treated the same as an abstention. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

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                                                                               3

Q:  Who can attend the meeting?
A: All shareholders are encouraged to attend the meeting. Admission tickets are not required.

Q:  Are there any expenses associated with collecting the shareholder votes?
A: We will bear the entire cost of the solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:  What is a shareholder proposal?
A: A shareholder proposal is your recommendation or requirement that OAOT or our board of directors take action on a matter that you intend to present at a meeting of shareholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:  Can anyone submit a shareholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a shareholder proposal for the annual meeting in 2003, what action must I take?
A: If you wish us to consider including a shareholder proposal in the proxy statement for the annual meeting in 2003, you must submit the proposal, in writing, so that we receive it no later than December 13, 2002. The proposal must meet the requirements established by the SEC. Send your proposal to:

    Dianne R. Sagner
    General Counsel and Secretary
    OAO Technology Solutions, Inc.
    7500 Greenway Center Drive
    16th Floor
    Greenbelt, MD 20770-3522

   The proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting, if OAOT is not provided with notice of such proposal on or prior to February 26, 2003.

Q:  Who are OAO Technology's largest shareholders?
A: Terrapin Partners Holding Company, LLC., our largest shareholder, beneficially owns approximately 50.0% of our outstanding shares of common stock. At March 15, 2002, no other shareholder owned more than 5% of our stock.

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                                                                               4

                             ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

   Directors are elected annually and serve a one-year term. There are seven nominees for election this year. Each nominee is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

   The board recommends a vote FOR each nominee. The seven nominees who receive the highest number of affirmative votes will be elected as directors.

JOHN F. LEHMAN                                               Director since 1997
Age 59

   Dr. Lehman has served as chairman of the board of directors of OAO Technology Solutions, Inc. since October 2001 and as a director since 1997. Dr. Lehman is a founding partner and chairman of the board of directors of J.F. Lehman & Company, a private equity firm, since November 1990. He also serves on the board of directors of Ball Corporation, ISO Inc., and J.F. Lehman & Company's portfolio companies and is Chairman of Special Devices, Incorporated and Racal Instruments, Inc. He is also Chairman of the Princess Grace Foundation and a trustee of LaSalle High School. Dr. Lehman was an investment banker at Paine Webber, Inc. from January 1988 to November 1990 and served as Secretary of the United States Navy from February 1981 to April 1987. He was president of Abington Corporation Aerospace consultants. Dr. Lehman served as staff member to Dr. Henry Kissinger on the National Security Council. Dr. Lehman holds a BS degree from St. Joseph's University, BA and MA degrees from Cambridge University and a Ph.D. from the University of Pennsylvania.

CECILE D. BARKER                                             Director since 1996
Age 58

   Mr. Barker has served as vice chairman of the board of directors of OAO Technology Solutions, Inc. since April 1996. Mr. Barker was chairman of the board, chief executive officer and a majority owner of OAO Corporation through December 2001, a company he founded in 1973 to provide total solutions for aerospace and information systems industries. He regularly serves as an advisor to other corporations, and was a member of the Advisory Committee for Scientific Policy for the National Science Foundation and the Science and Technology Advisory Committee for the Executive Office of the President of the United States. Mr. Barker is currently the CEO and Chairman of the Barker Investment Group (BIG). He has over 35 years of experience in the management of major scientific, technological and commercial programs. Mr. Barker has undergraduate and graduate degrees in Physics and an Executive MBA from Loyola College.

GREGORY A. PRATT                                             Director since 1998
Age 53

   Mr. Pratt joined OAO Technology Solutions, Inc. as president and chief executive officer in July 1998. Prior to joining OAO Technology Solutions, Mr. Pratt was founder and chief executive officer of Enterprise Technology Group from 1997 to 1998, a systems integrator providing implementation, integration, and training services for ERP software applications. Mr. Pratt was president and chief operating officer for Intelligent Electronics from 1992 to 1996; served as co-founder, VP of finance & CFO, and president for Atari Corporation. Mr. Pratt serves on the board of directors of Elderport, Inc. Mr. Pratt is a CPA and holds an MBA from The Wharton School of Business.

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                                                                               5

YVONNE BRATHWAITE BURKE                                      Director since 1997
Age 69

   Yvonne Brathwaite Burke has served as a member of the Board of Supervisors of Los Angeles County since 1992. She also serves on the LA Metropolitan Transit Agency. She is a former member of the US House of Representatives, serving on the Appropriations Committee, and the California State Assembly. She served on the US Advisory Board of Nestle USA and was Chair of the LA Branch of the Federal Reserve Bank. She holds a BA Degree from UCLA and a Juris Doctorate from University of Southern California. She was a fellow of Harvard's Kennedy School of Politics and a Chubb Fellow at Yale University.

FRANK B. FOSTER, III                                         Director since 1997
Age 67

   Mr. Foster retired as president and chief executive officer of Diamond Bathurst (formerly Diamond Glass) in 1987 after almost 30 years of service and is currently a business consultant. Since 1987, Mr. Foster has served on the boards of numerous companies and is currently a director of 1838 Investment Advisors, Airgas, Inc., National Welders, Inc. and Fincom Corporation. He is also a director of the National Center for the American Revolution. Mr. Foster graduated from Yale University with a BA degree.

RICHARD B. LIEB                                              Director since 1999
Age 54

   Mr. Lieb is a senior executive at SEI Investments and has been with SEI since 1976. He has held a variety of senior positions within the company, and most recently was responsible for Technology and Mutual Fund businesses, which comprised approximately two-thirds of SEI's revenues. He is a member of the Board of SEI. Mr. Lieb is also on the Board of Directors of the Finisar Corp of Sunnyvale, California, a manufacturer of fiber optic products. He serves on the Advisory Board of Cross Atlantic Technologies, a Venture Capital firm that does second stage investing in technology companies in Ireland, Great Britain, and the US. He is the Vice-Chairman of the Pennsylvania Academy of Fine Arts and is also a Director of the Marine Corps Scholarship Foundation. Mr. Lieb graduated from Duke University with a BA in history and has a master's degree in finance from the Wharton School at the University of Pennsylvania. He served in the Marine Corps as an infantry officer from 1969 to 1973, including a tour in Vietnam.

LOUIS N. MINTZ                                               Director since 2001
Age 37

   Mr. Mintz is a principal of J.F. Lehman & Company, a private equity firm, and has been a member of the firm since 1997. From 1996 to 1997, Mr. Mintz was a member of the Private Equity Investment Group at Odyssey Partners, L.P., and from 1994 to 1996 served as a Vice President at Rosecliff, Inc., where he was involved in all aspects of the acquisition and management of several portfolio companies. He began his career at Drexel Burnham Lambert as a financial analyst in the corporate finance department. Mr. Mintz received his BA in Economics and Public Policy Studies from Duke University and is a member of Phi Beta Kappa. Mr. Mintz served as a director of McCormick Selph Holdings, Inc. and is currently a director of Special Devices, Incorporated.

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                                                                               6

                   BOARD OF DIRECTORS--ADDITIONAL INFORMATION

   Board Meetings: The board of directors held eight meetings in 2001. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member.

   Board Compensation: All members of the Board of Directors of the Company receive the following compensation:

  .  $18,000 annually

  . $1,000 annually for chairing either the audit, compensation, or independent directors committee

  .  $2,000 for each board meeting attended

  .  $1,000 for each committee meeting attended

  .  reimbursement of out-of-pocket expenses

   Additionally, each director receives a stock option to purchase 20,000 shares of our common stock upon initial election to the board. Each director also receives a grant of a stock option to purchase 4,000 shares of our common stock on the second anniversary of his or her election as a board member, and subsequent discretionary grants, subject to a lifetime maximum of 100,000 options.

   Directors' options have a ten-year term and vest 25% each year starting on the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

   During 2001, the Company granted stock options to the following Directors:
Mr. Lieb was granted 4,000 options, at an exercise price of $2.09. Mr. Mintz was granted 20,000 options, at an exercise price of $1.71. Mr. Pratt was issued stock options as an employee of the Company (see 2001 Stock Option Grants table for more information on stock options issued to executives).

                       BOARD COMMITTEE MEMBERSHIP ROSTER

                                                                     Independent
                                               Audit(1) Compensation  Directors
                                               -------- ------------ -----------
Meetings held in 2001.........................     4          3            2
Yvonne Brathwaite Burke.......................     X          X            X
Frank B. Foster, III..........................     X*         X            X*
John F. Lehman(2).............................     X          X*          --
Richard B. Lieb...............................     X          X            X

--------
(1) Each member of the Audit Committee qualifies as independent under the Nasdaq rules.
(2) Due to certain relationships with the Company resulting from the Terrapin Partners investment in OAOT, Dr. Lehman resigned from the audit committee effective January 1, 2002.

*  Chairperson

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                                                                               7

Compensation Committee

   The Compensation Committee addresses matters relating to employment, compensation and management performance. The committee:

  . reviews and recommends the compensation arrangements for senior management, including salaries, bonuses, and options

  .  administers our equity compensation plan

Audit Committee

   The Audit Committee assists the Board as follows:

  . operates under a written Audit Committee Charter adopted by the board of directors

  . recommends the hiring and retention of our independent certified public accountants

  . discusses the scope and results of our audit with the independent certified public accountants

  . reviews with management and the independent certified public accountants the interim and year-end operating results and news releases regarding the interim and year-end operating results before issuance by the Company

  . discusses the Company's audited financial statements with management and the independent auditors, including a discussion with the independent auditors regarding the matters required to be discussed by Statement of Auditing Standards No. 61

  . considers the adequacy of our internal accounting controls and audit procedures

  . reviews relationships between the independent auditors and the Company (in accordance with Independence Standards Board Standard No. 1), discussing with the auditors such relationships and their impact on the auditors' independence, and recommending that the board take appropriate action to satisfy itself of the auditors' independence

Independent Directors Committee

   In connection with the Terrapin Partners transactions (see Relationships and Related Transactions with Management and Others), and as a condition to the Board of Directors of the Company approving those transactions, the Company, Terrapin Partners and an affiliate of J.F. Lehman & Company, Inc., J.F. Lehman Equity Investors I, L.P. ("JFLEI"), entered into a Stockholders Agreement, dated as of October 22, 2001 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, the parties thereto agreed that during the term of the Stockholders Agreement, the Board of Directors of the Company would continue to maintain a committee of independent directors (the "Independent Committee") consisting of at least three members of the board of directors that are neither executive officers of the Company nor affiliated with JFLEI, Terrapin Partners or their affiliates. Additionally, the Company agreed that during the term of the Stockholders Agreement it would not approve any "Material Transaction" without the consent of at least a majority of the members of the Independent Committee.

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                                                                               8

Report of the Audit Committee

   The Audit committee (the "Committee") oversees the Company's financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures for the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee also discussed with the independent auditors any matters required by Statement of Auditing Standards No. 61. The Committee held four meetings during fiscal year 2001.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

By the Audit Committee:                      Yvonne Brathwaite Burke
                                             Frank B. Foster, III
                                             Richard B. Lieb

   The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the United States Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

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

                     RATIFICATION OF SELECTION OF AUDITORS
                              Item 2 on Proxy Card

   The board of directors has selected the firm of Deloitte & Touche LLP to audit the Company's financial statements for the year ending December 31, 2002. Deloitte & Touche LLP has served as our auditors since 1996. We expect that a member of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement at the meeting, if so desired, and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by our board of directors in selecting auditors for future years.

Audit Fees

   The aggregate fees for Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly reports on Form 10-Q for that fiscal year were $222,700.

Financial Information Systems Design and Implementation Fees

   There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees

   The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the year ended December 31, 2001 were $82,883.

   The audit committee has concluded that this level of non-audit services is compatible with maintaining the principal auditor's independence.

                  PROPOSAL TO APPROVE THE AMENDED AND RESTATED
  OAO TECHNOLOGY SOLUTIONS, INC. 1996 EQUITY COMPENSATION PLAN TO INCREASE THE
         AMOUNT OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN
                              Item 3 on Proxy Card

   The Board believes that the following proposal to approve the Amended and Restated OAO Technology Solutions, Inc., 1996 Equity Compensation Plan (the 1996 Plan) is in the best interests of the Company and its shareholders and unanimously recommends a vote FOR approval of this proposal. Proxies received by the Board will be so voted unless shareholders specify otherwise on their Proxy cards.

Background and Proposed Amendment

   Our 1996 Equity Compensation Plan was initially adopted in 1996. In April 2002, our board adopted, subject to shareholder approval, an amendment to the 1996 Plan authorizing the issuance of an additional 1,000,000 shares.

   Our board believes that the additional shares should be made available under our 1996 Plan to enable us to continue to attract and retain outstanding executives and employees. OAOT believes that the 1996 Plan will encourage the participants to contribute materially to our growth, thereby benefiting our shareholders, and will

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                                                                              10
align the economic interests of the participants with those of the shareholders. OAOT is located in a geographical area where demand for skilled individuals in our industry is extremely high and very competitive. We use grants under our 1996 Plan as a significant portion of our broad-based incentive compensation, awarding grants to many layers of the organization far below the senior executive ranks. We have historically granted incentive stock options and non-qualified stock options with an exercise price that has been at least equal to the fair market value at the time of grant. We most likely will continue to do so in the future except in those limited circumstances where the compensation committee believes a different type of grant is warranted.

   The board recommends a vote FOR approval of the amendment to the 1996 Plan. Approval of the amendment to the 1996 Plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendments. If the shareholders do not approve the amendments, then the number of shares that may be issued under the 1996 Plan will not exceed 6,600,000 shares.

Purpose of the 1996 Plan

   The 1996 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, restricted stock, and performance units.

   We believe the 1996 Plan will encourage the participants to contribute to our growth, thus benefiting our shareholders, and will align the economic interests of the participants with those of our shareholders.

   The 1996 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1996 Plan

   The 1996 Plan, as amended, authorizes the issuance of up to a total of 7,600,000 shares of our common stock, subject to adjustment as discussed below. The maximum number of shares that may be granted to any individual during any calendar year is 1,600,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award or performance unit is forfeited, those shares will again be available for purposes of the 1996 Plan. The newly authorized shares will be available for grants to existing and future employees from time to time. At March 15, 2002, of the 6,600,000 shares authorized for issuance, 1,491,163 shares have been issued upon exercise of options, 4,728,588 shares are subject to options outstanding under the plan, and 380,249 shares remain available for future issuance. The closing price of a share of our common stock on March 15, 2002, was $2.37 per share.

Administration of the 1996 Plan

   The 1996 Plan is administered by the compensation committee, which is currently composed of Richard B. Lieb, Frank B. Foster III, John F. Lehman and Yvonne Brathwaite Burke. The committee currently satisfies the requirement of section 162(m) of the Internal Revenue Code of 1986 that grants made under the 1996 Plan be approved by a committee appointed by the board consisting of not less than two persons who are "outside directors."

   The committee has the authority to administer and interpret the 1996 Plan. Specifically, the committee is authorized to:

  .  determine the individuals to whom grants will be made,

  .  determine the type, size and terms of the grants,

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  .  determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

  . make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1996 Plan, and

  .  deal with any other matters arising under the plan.

Eligibility for Participation and Grants

   Those eligible to receive grants are employees (including officers or members of the board), individuals to whom we have offered employment, and non-employee directors of OAOT or any subsidiary, as well as advisors who perform services for OAOT or any subsidiary. There are approximately 2,400 employees and 6 non-employee directors currently eligible to receive grants.

   Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, or performance units. All grants are subject to the terms and conditions of the 1996 Plan.

   Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock and performance units awarded under the 1996 Plan, a participant will not be considered to have terminated service until the participant ceases to serve as an employee of OAOT or any subsidiary, advisor, and member of the board. The committee has the authority to waive or modify these termination provisions.

Stock Options

   Grant of Stock Options. The committee may grant options qualifying as incentive stock options to participants who are employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

   Option Price. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant, which is determined by averaging the high and low traded prices on the grant date. Also, the value, determined as of the grant date, of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a participant owns stock having more than 10% of the voting power of OAOT, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

   Term and Exercisability of Stock Options. The committee determines the term of stock options granted under the 1996 Plan although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of OAOT, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

   Manner of Exercise of Stock Options. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

  .  in cash,

  . by delivering shares of OAOT common stock already owned by the participant having a fair market value equal to the exercise price,

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  .  in a combination of cash and shares,

  . or any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to OAOT and a securities broker, with instructions to the broker to deliver to OAOT out of the sale proceeds the amount necessary to pay the exercise price.

   In the case of a non-qualified stock option, we are also required to withhold the applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

   Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to OAOT.

   Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable as follows:

  . for one year following termination of service if an individual dies or is disabled,

  .  or for 90 days following termination of service for any other reason.

   The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

   If service is terminated for cause, the committee may terminate all stock options held by a participant at the date of termination. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which we have not yet delivered the share certificates and any option gain realized by the participant from exercising all or any portion of an option within the two-year period prior to the termination.

   Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those options to family members or other persons or entities.

Restricted Stock Grants

   The committee may provide an employee or advisor with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed, unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and to receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

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Stock Appreciation Rights

   The committee may provide an employee or advisor with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of an SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

   The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding. In the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

   SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Performance Units

   The committee may grant performance units to employees or advisors representing a right to receive an amount based on the value of the performance unit if the performance goals established by the committee are met. A performance unit may be based on the fair market value of a share of common stock or on any other measurement base that the committee deems appropriate. The committee will determine the number of performance units to be granted, the requirements applicable to the performance units, the period during which the performance will be measured, the performance goals applicable to the performance units, and any other conditions that the committee deems appropriate. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance unit have been met and the amount, if any, to be paid with respect to the performance units. Payments may be made in cash, in common stock, or in a combination of the two, as determined by the committee. Unless the committee provides for a complete or partial exception, performance units are forfeited if the conditions of the grant are not met and are subject to the same termination provisions on death, disability or termination of service as stock options.

Qualified Performance-Based Compensation

   The committee may designate performance units and restricted stock granted to an employee as qualified performance-based compensation under section 162(m) of the Code upon the establishment of appropriate performance goals and performance periods as provided in section 162(m) of the Code. If restricted stock or performance units measured with respect to the fair market value of our common stock are granted, not more than 1,600,000 shares of the common stock may be granted to an employee under the performance units or restricted stock for any performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $1,000,000. The committee will certify and announce the results for each performance period to all participants immediately following the announcement of our financial results for the performance period. If and to the extent the committee does not certify that the performance goals have been met, the grants of restricted stock or performance units for the performance period will be forfeited.

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Termination of the 1996 Plan; Amendment of Options

   The board may amend or terminate the 1996 Plan at any time. The 1996 Plan will terminate, in any event, on May 2, 2006.

   Grants made prior to termination will remain in effect after termination of the 1996 Plan unless the participant consents or unless the committee revokes or amends a grant in accordance with the terms of the 1996 Plan. The termination of the 1996 Plan will not impair the power and authority of the committee with respect to outstanding grants.

Adjustment Provisions

   The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1996 Plan, to appropriately reflect any of the following events:

  . a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares;

  . a merger, reorganization or consolidation in which OAOT is the surviving corporation;

  .  a reclassification or change in par value;

  . any other extraordinary or unusual event affecting the outstanding common stock as a class without OAOT's receipt of consideration; or

  . a substantial reduction in the value of outstanding shares of common stock as a result of a spin-off or OAOT's payment of an extraordinary dividend or distribution.

Reorganization; Change in Control

   Upon a reorganization where OAOT is not the surviving corporation, or survives only as a subsidiary of another corporation, unless the committee determines otherwise, all outstanding stock options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. Nevertheless, the committee may take the following actions:

  . require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs; or

  . terminate any or all unexercised options or SARs as of the date of the reorganization or such other date as the committee specifies after giving participants an opportunity to exercise their outstanding options or SARs.

Federal Income Tax Consequences

   The current federal income tax treatment of grants under the 1996 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1996 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

   Incentive Stock Options. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

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   If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

   If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

   If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to OAOT. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

   Non-qualified Stock Options. There are no federal income tax consequences to a participant or OAOT upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

   If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss on the surrendered shares, and will have the same basis and holding period for the newly acquired shares as for the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, will be includable in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

   The committee may permit a participant to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to the restrictions set forth in the 1996 Plan. Such an election will result in a disposition of the shares surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

   Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an

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amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

   Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and we will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, we generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

   Stock Appreciation Rights. There are no federal income tax consequences to a participant or to OAOT upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

   Performance Units. A participant will not recognize any income upon the grant of a performance unit. At the time the committee determines an amount, if any, to be paid with respect to performance units, the participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock authorized for payment by the committee. We generally will be entitled to a corresponding federal income tax deduction. Upon the sale of any shares acquired, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant upon payment of the shares).

   Tax Withholding. All grants under the 1996 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of any taxes that we are required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1996 Plan are conditional upon the payment or arrangement for payment of any required withholding.

   Section 162(m). Under section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the

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other four most highly compensated employees in any one year. Total remuneration may include amounts received upon the exercise of stock options and SARs granted under the 1996 Plan, the value of shares subject to restricted stock grants when the shares become nonforfeitable (or such other time when income is recognized) and the amounts received pursuant to other grants under the 1996 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation."

   We intend to register the additional shares of common stock authorized for issuance under the Plan pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

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                   STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND
                       BENEFICIAL OWNERS OF MORE THAN 5%
                            AS OF MARCH 15, 2002 (1)

                                                              Shares
                                                           Beneficially
                                  Outstanding    Options      Owned
                                     Shares    Exercisable   Assuming   Percent
                                  Beneficially  Within 60  Exercise of    of
Name                                 Owned        Days       Options    Shares
----                              ------------ ----------- ------------ -------
Terrapin Partners Holding
 Company, LLC.(2)...............   8,925,214           --    8,925,214   49.9%
John F. Lehman (3)..............   8,925,214       20,000    8,945,214   50.0
Louis N. Mintz (4)..............   8,925,214        5,000    8,930,214   50.0
Cecile D. Barker (5)............   8,925,214       15,000    8,940,214   50.0
Yvonne Brathwaite Burke.........          --       43,000       43,000      *
Frank B. Foster, III............          --       34,000       34,000      *
Richard B. Lieb (6).............      30,500       37,500       68,000      *
Gregory A. Pratt................          --    1,041,250    1,041,250    5.8
J. Jeffrey Fox..................          --      158,750      158,750      *
Dianne R. Sagner................          --        2,500        2,500      *
Shiraz Patel....................         808      148,708      149,516      *
Executive officers and directors
 as a group (10 persons)........   8,956,522    1,505,708   10,462,230   58.5

--------
*  Less than 1% of our outstanding shares of common stock
1. This table is based upon information supplied by officers, directors and principal shareholders and contained in Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,876,885 shares of common stock outstanding as of March 15, 2002.
2. Based on a Schedule 13D/A filed with the SEC on February 22, 2002, Terrapin Partners Holding Company, LLC ("TP HoldCo"), the sole managing member of Terrapin Partners Subsidiary LLC ("TP Subsidiary"), has shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. Of those shares, 7,098,814 shares are owned of record by TP Subsidiary, and 1,826,400 shares are owned by Cecile Barker, who has granted TP Subsidiary an irrevocable proxy to vote such shares. Mr. George Sawyer may be deemed to control TP Subsidiary because he is a managing member of JFL Investors LLC, the General Partner of J.F. Lehman Equity Investors I, L.P. ("JFLEI"), which holds a majority of the outstanding units of TP HoldCo. Consequently, he may be deemed to have shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. Mr. Donald Glickman may also be deemed to control TP Subsidiary because he is both a managing member of JFL Investors LLC, the General Partner of JFLEI, which holds a majority of the outstanding units of TP HoldCo, and a member of the management committee of TP HoldCo. Consequently, he may be deemed to have shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. The address of TP HoldCo is c/o J.F. Lehman & Company, Inc., 450 Park Avenue, 6th Floor, New York, NY 10022.
3. Based on a Schedule 13D/A filed with the SEC on February 22, 2002, Dr. Lehman has shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. Of those shares, 7,098,814 shares are owned of record by TP Subsidiary and 1,826,400 shares are owned by Cecile Barker, who has granted TP Subsidiary an irrevocable proxy to vote such shares. Dr. Lehman may be deemed to control TP Subsidiary because he is both (i) a managing member of JFL Investors LLC, the

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   general partner of JFLEI, which holds a majority of the outstanding units of
   TP HoldCo, the sole managing member of TP Subsidiary, and (ii) a member of the management committee of TP HoldCo. Dr. Lehman has sole voting and dispositive power with respect to 20,000 shares. The address of Dr. Lehman is c/o J.F. Lehman & Company, Inc., 450 Park Avenue, 6th Floor, New York, NY 10022.
4. Based on a Schedule 13D/A filed with the SEC on February 22, 2002, Mr. Mintz has shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. Of those shares, 7,098,814 shares are owned of record by TP Subsidiary and 1,826,400 shares are owned by Cecile Barker, who has granted TP Subsidiary an irrevocable proxy to vote such shares. Mr. Mintz may be deemed to control TP Subsidiary because he is a member of the management committee of TP HoldCo, which is the sole managing member of TP Subsidiary. Mr. Mintz has sole voting and dispositive power with respect to 5,000 shares. The address of Mr. Mintz is c/o J.F. Lehman & Company, Inc., 450 Park Avenue, 6th Floor, New York, NY 10022.
5. Mr. Barker has shared voting power with respect to 8,925,214 shares and shared dispositive power with respect to 7,098,814 shares. Of those shares, 7,098,814 shares are owned of record by TP Subsidiary and 1,826,400 shares are owned by Mr. Barker, who has granted TP Subsidiary an irrevocable proxy to vote such shares. Mr. Barker may be deemed to control TP Subsidiary because he is a member of the management committee of TP HoldCo, which is the sole managing member of TP Subsidiary. Mr. Barker has sole dispositive power with respect to 1,826,400 shares. Mr. Barker has sole voting and dispositive power with respect to 15,000 shares. The address of Mr. Barker is c/o OAO Technology Solutions, Inc. 7500 Greenway Center Drive, 16th
   Floor, Greenbelt, Maryland, 20770. Based on a Schedule 13G/A filed with the SEC on November 1, 2001, Mr. Barker has disclaimed beneficial ownership of all but 15,000 shares.
6. Includes 2,000 shares held by his spouse.

   Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a), Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, Reporting Persons), to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge during the fiscal year ended December 2001, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except for the following: A Form 5 filed late by Mr. Pratt.

   Changes in Control: The following arrangement known to the Company may result in a change in control at a subsequent date: The Company, through its stock repurchase program, periodically repurchases its own common stock. The resulting reduction in common stock outstanding may result in greater than 50% ownership of the outstanding common stock of the Company by Terrapin Partners.

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                                                                              20

                            STOCK PERFORMANCE GRAPH

   The following chart compares the cumulative total shareholder return on our common stock for the period beginning with the commencement of our initial public offering on October 21, 1997, through December 31, 2001, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested in our common stock on October 21, 1997, at the initial public offering price of $5.00 per share, and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

[GRAPH]

                                            October 21,       December 31,
                                            ----------- ------------------------
                                               1997     1997 1998 1999 2000 2001
                                            ----------- ---- ---- ---- ---- ----
OAOT.......................................    $100     $80  $26  $67  $11  $21
Peer Group.................................     100      99  168  323  171  139
Nasdaq.....................................     100      99  139  246  154  123

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                                                                              21

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

   We are in a highly competitive industry. To succeed, we must be able to:

  .  attract and retain outstanding employees,

  . promote among them the economic benefits of stock ownership in our Company, and

  . motivate and reward employees who, by their hard work, loyalty, and exceptional service, make contributions of special importance to the success of our business.

   We have structured our executive compensation program to support our strategic goals and objectives.

COMPENSATION STRUCTURE

   The compensation of our executives consists of:

  .  base pay,

  .  annual cash incentives, and

  .  stock options.

 Base Pay

   Base pay is established initially for new executives based on salary survey data of comparable companies in the information technology industry. To establish these levels, we review the national compensation analysis from various sources. A range of salary increases generally is determined at the time the budget is established each year based on a review of the level of achievement of financial and strategic objectives defined in OAOT's annual strategic plan. At the time of an individual's review, salary increases may be awarded based upon the individual's performance and contributions to the achievement of OAOT's objectives.

   2001 base pay for Mr. Pratt. Mr. Pratt received an increase in base pay of 12%, from his 2000 salary. This increase was approved by the Compensation Committee based on the factors discussed above and a review of executive compensation for publicly traded companies in the information technology sector.

   Other highly compensated executives' 2001 base pay. Base pay for 2001 was determined by considering the same factors discussed above and individual performance for each executive.

 Cash Incentives

   Annual cash incentives are intended to motivate executives who significantly contribute to and influence OAOT's strategic plans and are responsible for the Company's performance. The aim is to:

  . focus executives' attention on areas such as profitability and asset management,

  .  encourage teamwork, and

  . tie executive pay to corporate performance goals, which are consistent with the long-term goals of shareholders and other investors.

   Cash incentives are awarded based on the achievement of the annual financial and strategic goals we approve at the beginning of each year. These goals may include a target range of pretax earnings, earnings per

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                                                                              22
share, return on equity, or other objective measurement consistent with long-term shareholder goals. We approve a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to affect OAOT's performance. Actual bonuses are awarded following the year-end, and are based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

   2001 cash incentive for Mr. Pratt. In 2001, Mr. Pratt received a cash incentive of $187,068. This incentive was determined based on the achievement level of certain financial and strategic goals established at the beginning of the year, including revenue and profit goals and completion of a significant acquisition.

   Other highly compensated executives' 2001 cash incentive. In 2001, the committee approved cash incentives for executive officers based upon Company performance and achievement of individual goals.

 Stock Options

   Our equity compensation plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and operational objectives. Grants under the plan align the interests of our executives and employees with the long-term interests of our shareholders and motivate executives and employees to remain in our employ. Generally, grants are not necessarily made every year but are awarded subjectively based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and operational objectives, and the amount and term of options already held by each individual.

   2001 Stock Option Awards. The committee granted stock options during 2001 to certain of its new executives and employees and also granted options to certain executives and employees for exceptional performance during 2001. The relative number of options granted to new executives and employees was based on each person's responsibilities.

 Deferred Compensation Plan

   Beginning in 2000, the Company established a non-qualified deferred compensation plan for certain executives and directors, which provides the opportunity for participants to enter into agreements for the deferral of a specified percentage of their cash compensation. The amount of compensation to be deferred is determined by participant elections, subject to plan limitations. OAOT may make discretionary contributions, which are subject to a vesting schedule. The amount distributed will be based on the amounts deferred, as increased or decreased for deemed investment in mutual funds or other investments designated by the participant from choices offered under the plan. OAOT's contributions to the plan were $97,000 in 2001.

 Employment Agreements

   During 2001 the Committee approved employment agreements for Mr. Pratt and Mr. Fox. The pertinent features of these employment agreements are described under Executive Compensation and Other Arrangements.

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                                                                              23

 IRS Limits on Deductibility of Compensation

   We are aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). Our policy is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where shareholder value is maximized by an alternative approach.

By the Compensation Committee:

Yvonne Brathwaite Burke
Frank B. Foster, III
John F. Lehman
Richard B. Lieb

 Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2001 an officer or employee of the Company.

   Effective October 22, 2001, the Company entered into a Management Agreement with JF Lehman and Company ("JFL"), an entity controlled by Dr. Lehman, that provides for payment of an administrative and consulting fee of $375,000 per year to JFL, plus the reimbursement of reasonable out-of-pocket expenses. During 2001, the Company accrued $72,000 related to this agreement, which was paid to JFL in January 2002. The Management Agreement has a two-year term, but will automatically renew for successive two-year terms in the absence of written notice from one party given to the other at least one year prior to the scheduled termination date. In addition, the Management Agreement automatically terminates upon the sale of all or substantially all of the capital stock or assets of the Company to an unaffiliated third party.

   In addition, in connection with the Terrapin Partners' transactions, which is discussed in greater detail under Relationships and Related Transactions with Management and Others, the Company paid legal and other administrative expenses on behalf of the Company, Terrapin Partners and certain members of Terrapin Partners, totaling approximately $281,000 in 2001.

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                                                                              24

                  EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

                2001 Annual Compensation for Executive Officers

                                                                          Long-Term
                                     Annual Compensation(1)          Compensation Awards
                               ---------------------------------- --------------------------
                                                                                  Restricted
                                                     Other Annual   Securities      Stock     All Other
Name and Principal                                   Compensation   Underlying     Award(s)  Compensation
Position                  Year Salary($) Bonus($)(6)    ($)(2)    Options/SARs(#)   ($)(5)      ($)(3)
------------------        ---- --------- ----------- ------------ --------------- ---------- ------------
Gregory A. Pratt,         2001 $313,937   $187,068     $ 9,600      750,000(7)           --    $15,800
 President and Chief      2000  295,455         --       9,600      340,000              --      9,118
 Executive Officer        1999  281,092     81,125          --      200,000       2,932,500      9,920
J. Jeffrey Fox,           2001 $263,680   $ 91,750     $ 9,600           --              --    $22,100
 Senior Vice President    2000  237,923     25,000      62,055      200,000              --     22,100
 of Finance and Chief     1999  152,586     72,542          --      100,000              --      1,205
 Financial Officer
Shiraz Patel,             2001 $224,562   $136,407          --           --              --    $16,467
 Senior Vice President,   2000  208,672    114,050          --      175,000              --      7,531
 Application Solutions(4)
Dianne R. Sagner,         2001 $155,502   $ 15,500          --           --              --    $ 4,050
 General Counsel and      2000  106,431     11,750          --       20,000              --      3,100
 Corporate Secretary(4)

--------
Notes to Annual Compensation Table:
(1) Includes compensation that has been deferred by the top four officers under defined contribution plans.
(2) Includes auto allowance of $9,600 for Mr. Pratt and Mr. Fox, respectively. Includes moving expense reimbursement of $52,455 for Mr. Fox in 2000.
(3) Represents the Company matching contribution under a voluntary savings plan of $2,100 for Mr. Pratt, Mr. Fox and Ms. Sagner in 2001 and 2000. In 2000, includes Company matching contribution under the deferred compensation plan of $7,018, $20,000 and $1,000 for Mr. Pratt, Mr. Fox and Ms. Sagner, respectively. In 2001, includes Company matching contribution under the deferred compensation plan of $13,700, $20,000 and $1,950 for Mr. Pratt, Mr. Fox and Ms. Sagner, respectively.
(4) Mr. Patel was made an executive officer effective February 2000 and Ms. Sagner was hired in April 2000.
(5) In 1999, Mr. Pratt acquired 750,000 shares of restricted common stock of the Company at $3.91 per share in exchange for a $2.9 million full recourse note bearing interest of 5.82%, due July 14, 2004. The shares were pledged as security interest to OAOT. During 2001, the note was amended to, among other things, (i) extend the maturity date to July 14, 2008 and (ii) provide for the substitution of collateral, whereby the 750,000 shares of the Company's common stock were released to Mr. Pratt in exchange for the pledge of 750,000 common units of Terrapin Partners Holding Company LLC, which Mr. Pratt acquired in connection with the Terrapin Partners transactions. See "Relationships and Related Transactions with Management and Others".
(6) Includes sales commissions of $104,619 and $80,300 for Mr. Patel for the years ended December 31, 2001 and 2000, respectively.
(7) On November 1, 2001, Mr. Pratt, in accordance with the terms of his current employment agreement, was granted the right to purchase up to 750,000 shares of the Company's common stock at a price of $1.65 per share, in exchange for a $1.2 million full recourse note. This right cannot be exercised prior to April 23, 2002.


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                                                                              25

                            2001 Stock Option Grants

                                      Individual Grants(1)
                         ----------------------------------------------- Potential Realizable Value
                          Number of    % of Total                          at Assumed Annual Rates
                          Securities   Options/SARs Exercise             of Stock Price Appreciation
                          Underlying   Granted to    or Base                 for Option Term(2)
                         Options/SARs Employees in    Price   Expiration ----------------------------
Name                      Granted(#)   Fiscal Year  ($/Sh)(1)    Date        5%($)        10%($)
----                     ------------ ------------- --------- ---------- ------------- --------------
Gregory A. Pratt (3)....   750,000          43%       $1.65    12/31/02  $     176,456 $     314,325
J. Jeffrey Fox..........        --          --           --          --             --            --
Shiraz Patel............        --          --           --          --             --            --
Dianne R. Sagner........        --          --           --          --             --            --

--------
(1) All options have an exercise price equal to or greater than the fair market value of the shares subject to each option at the time of grant.
(2) These values assume that the shares appreciate from the market price on the date of grant, which may be significantly in excess of the current market price, at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price.
(3) The exercise price of these options may be paid with a $1.2 million full recourse note to the Company. These options vest on April 23, 2002.

          2001 Stock Option Exercises and Year-End Stock Option Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised         In-The-Money
                                                      Options/SARs at           Options/SARs at
                           Shares                   Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                     Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Gregory A. Pratt........      --          --       185,000     1,105,000     $31,625     $694,875
J. Jeffrey Fox..........      --          --       100,000       200,000     $17,875     $ 53,625
Shiraz Patel............      --          --       108,708       170,000     $14,291     $ 41,250
Dianne R. Sagner........      --          --         5,000        15,000     $ 4,125     $ 12,375

--------
(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $2.45 multiplied by the number of shares subject to an option.

 Employment Contracts and Severance Arrangements

   Mr. Pratt and Mr. Fox entered into employment agreements during 2001 (the "Agreements") that provide for employment on an "at will" basis. Under these Agreements, Mr. Pratt and Mr. Fox are paid a salary at the annual rate of $335,000 and $280,000, respectively, subject to annual review with a minimum 5% increase. The Agreements provide for a bonus of up to 100% of base salary upon the achievement of certain Company and individual milestones. The Agreements are for an initial term of two years with automatic one-year renewals unless terminated in writing with three months notice.

   If terminated without cause, Mr. Pratt and Mr. Fox will be entitled to payment of salary, bonus and certain benefits for a period of 15 months, as defined by the Agreements. If terminated without cause within 6 months of a change in control of the Company, the severance described above is payable for a period of 24 months. Termination with cause results in no severance.

   Mr. Pratt and Mr. Fox have agreed not to compete with the Company during the term of their employment and for 15 months after termination of employment or for a lesser term of not less than six months if approved by the board of directors.

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                                                                              26

 Relationships and Related Transactions with Management and Others

  OAO Corporation and Cecile D. Barker

   The Company and OAO Corporation were related parties during 2001 because Cecil D. Barker, the Vice-Chairman of the Board of Directors of the Company, held a substantial ownership interest in OAO Corporation. In December 2001, Mr. Barker sold his entire interest in OAO Corporation.

   In support of the Terrapin Partners transaction (see Terrapin Partners below), Mr. Barker agreed to consult to the Company beginning in January 2002 to help it launch a new business. Mr. Barker is being paid a fee of $10,000 per month for his efforts, commencing on January 1, 2002 pursuant to a Professional Services Agreement. The Professional Services Agreement was approved by the Board of Directors in the fourth quarter of 2001. The Agreement has a one-year term and will automatically renew for successive one-year terms in the absence of written notice from either party.

   In May 1999, the Company loaned OAO Corporation approximately $2.5 million. The demand note required minimum quarterly principal payments of $90,000 plus interest at the prime rate plus 2.5%, and was secured by approximately 1.3 million shares of the Company's common stock beneficially owned by Mr. Barker. There was approximately $1.7 million and $2.2 million due from OAO Corporation under this note as of December 31, 2001 and 2000, respectively. This note was paid in full in January 2002.

   During 2001, 2000 and 1999, the Company served as a subcontractor on several contracts with OAO Corporation. Revenues for the years ended December 31, 2001, 2000 and 1999 under these contracts totaled $307,000, $871,000 and $949,000, respectively. The Company had $690,000 and $421,000 in receivables due from OAO Corporation as of December 31, 2001 and 2000, respectively.

  Terrapin Partners

   On October 22, 2001, Terrapin Partners Subsidiary LLC ("Terrapin Partners"), an affiliate of J.F. Lehman & Company, Inc. ("JFL"), acquired all 5.7 million shares of the Company's common stock held by Safeguard Scientifics, Inc. and two of its affiliates ("Safeguard"). In addition, Mr. Barker, the Vice Chairman of the Company's Board of Directors, Gregory A. Pratt, the President and Chief Executive Officer of the Company, and J. Jeffrey Fox, the Senior Vice President of Finance and Chief Financial Officer of the Company contributed an aggregate of 1,369,458 shares of the Company's common stock to Terrapin Partners in exchange for a like number of common units of Terrapin Partners' parent, Terrapin Partners Holding Company LLC, with an initial stated value of $1.65 per unit. John F. Lehman, the Chairman of the Board of the Company, is a founding member and the Chairman and Chief Executive Officer of JFL.

   On October 22, 2001, Mr. Barker entered into a Voting Agreement and Irrevocable Proxy with Terrapin Partners pursuant to which Mr. Barker, with respect to 1,826,400 shares of the Company's common stock that he beneficially owns, but that are pledged to secure obligations (the "Pledged Shares"), (i) agreed to vote the Pledged Shares in accordance with voting instructions received from Terrapin Partners, (ii) granted Terrapin Partners an irrevocable proxy to vote the Pledged Shares and (iii) agreed to contribute the Pledged Shares to Terrapin Partners in exchange for a like number of common units with an initial stated value of $1.65 per unit upon any or all of the Pledged Shares becoming unencumbered.

   In connection with the Terrapin Partners transactions, and as a condition to the Board of Directors of the Company approving those transactions for purposes of Section 203 of the Delaware General Corporation Law, the Company, Terrapin Partners and an affiliate of JFL, J.F. Lehman Equity Investors I, L.P. ("JFLEI"), entered into a Stockholders Agreement, dated as of October 22, 2001 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, the parties thereto agreed that during the term of the Stockholders Agreement, the

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                                                                              27

Board of Directors of the Company would continue to maintain a committee of independent directors (the "Independent Committee") consisting of at least three members of the board of directors that are neither executive officers of the Company nor affiliated with JFLEI, Terrapin Partners or their affiliates. Additionally, the Company agreed that during the term of the Stockholders Agreement it would not approve any "Material Transaction" without the consent of at least a majority of the members of the Independent Committee. A "Material Transaction" is defined to mean (i) any transaction or series of related transactions between the Company and Terrapin Partners, JFLEI or their affiliates (A) with a value in excess of $375,000 in the aggregate or (B) which is reasonably likely to have a material effect on the Company's business, financial condition, results of operations or prospects or (ii) any reverse stock split by the Company of its voting securities.

   Further, Terrapin Partners, JFLEI and their affiliates agreed, subject to the exceptions contained in the following paragraph, not to (1) acquire any voting securities or any rights to acquire voting securities of the Company except the 8,925,214 shares over which Terrapin Partners acquired beneficial ownership upon consummation of the transactions on October 22, 2001, (2) enter into any merger, tender offer or similar transaction involving the Company or acquire any portion of the business or assets of the Company unless (A) all holders of voting securities of the Company are treated equally in terms of the consideration to be received by such holders and (B) the transaction is not entered into with Terrapin Partners, JFLEI or their affiliates or any other person acting in concert with Terrapin Partners, JFLEI or their affiliates, (3) participate in any solicitation of proxies for the removal of any member of the Independent Committee or (4) take any action challenging the validity or enforceability of the provisions described in item 1, 2 and 3 above.

   Notwithstanding the foregoing, Terrapin Partners and its affiliates are entitled to purchase voting securities of the Company (1) through open-market transactions not to exceed 5% of the voting securities of the Company in the aggregate and (2) if (a) such purchase is made as a result of a transaction (or a series of transactions) in which Terrapin Partners or its affiliates acquire or offer to acquire all of the outstanding voting securities of the Company,
(b) the consideration to be paid for the voting securities is deemed to be fair from a financial point of view in an opinion issued by an investment banking firm retained by the Independent Committee and (c) the transaction is approved by the holders of a majority of the outstanding voting securities of the Company (excluding for the purposes of such calculation any voting securities owned by Terrapin Partners, JFLEI or their affiliates or any other person acting in concert with Terrapin Partners, JFLEI and their affiliates).

   The Stockholders Agreement terminates upon the earlier of (1) October 22, 2004, (2) with respect to any voting securities beneficially owned by Terrapin Partners, upon the transfer of such voting securities to a person other than JFLEI or any Restricted Transferee (as defined in the Stockholders Agreement),
(3) the date on which Terrapin Partners, together with JFLEI and any Restricted Transferee, shall cease to beneficially own voting securities of the Company representing at least 15% of the total voting power of the Company; and (4) the date on which the Company files a Form 15 with the U.S. Securities and Exchange Commission, the filing of which was approved by at least a majority of the members of the Independent Committee.

   In connection with Terrapin Partners' transactions, the Company paid legal and other administrative expenses on behalf of the Company, Terrapin Partners and certain members of Terrapin Partners totaling approximately $281,000 in 2001.

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                                                                              28

  J.F. Lehman Management Agreement

   Effective October 22, 2001, the Company entered into a Management Agreement with JFL that provides for payment of an administrative and consulting fee of $375,000 per year, plus the reimbursement of reasonable out-of-pocket expenses. The Company incurred $72,000 related to this agreement during 2001. The Management Agreement has a two-year term, but will automatically renew for successive two-year terms in the absence of written notice from one party given to the other at least one year prior to the scheduled termination date. In addition, the Management Agreement automatically terminates upon the sale of all or substantially all of the capital stock or assets of the Company to an unaffiliated third party.

  Amendment to Pratt Loan Documents

   On July 14, 1999, Mr. Pratt, the Chief Executive Officer of the Company acquired 750,000 shares of common stock at $3.91 per share, in exchange for a $2.9 million full recourse note, bearing interest of 5.82% due July 14, 2004. The shares were pledged as collateral for the note, which Mr. Pratt has personally guaranteed. During 2001, the note was amended to, among other things, (i) extend the maturity date to July 14, 2008 and (ii) provide for the substitution of collateral, whereby the 750,000 shares of the Company's common stock were released to Mr. Pratt in exchange for the pledge of 750,000 common units of Terrapin Partners Holding Company LLC, which Mr. Pratt acquired in connection with the Terrapin Partners transactions.

Other Matters

   The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be bought before the shareholders at the annual meeting, except as specified in the notice of the annual meeting of shareholders.

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to:

J. Jeffrey Fox
Senior Vice President and Chief Financial Officer
OAO Technology Solutions, Inc.
7500 Greenway Center Drive, 16th Floor
Greenbelt, MD 20770-3522

   The Annual Report is not incorporated into this Proxy Statement and is not considered part of these soliciting materials.

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                                                                              29

APPENDIX

              AMENDED AND RESTATED OAO TECHNOLOGY SOLUTIONS, INC.
                         1996 EQUITY COMPENSATION PLAN

     The purpose of the Amended and Restated OAO Technology Solutions, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of OAO Technology Solutions, Inc. (the "Company") and its subsidiaries, (ii) individuals to whom an offer of employment has been extended, (iii) certain Key Advisors and advisors who perform services for the Company or its subsidiaries and (iv) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.   Administration
          --------------

          (a)  Committee.  The Plan shall be administered and interpreted by a
               ---------
committee appointed by the Board (the "Committee"). The Committee shall consist of two or more persons appointed by the Board, all of whom may be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

          (b)  Committee Authority.  The Committee shall have the sole authority
               -------------------
to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

          (c)  Committee Determinations. The Committee shall have full power and
               ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.   Grants
          ------

     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options")(Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 (Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), and performance units as described in Section 8 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the basic form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3.   Shares Subject to the Plan
          --------------------------

          (a)  Shares Authorized. Subject to the adjustment specified below, the
               -----------------
aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 7,600,000 shares. After a Public Offering, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,600,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.


          (b)  Adjustments.  If there is any change in the number or kind of
               -----------
shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of

Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.   Eligibility for Participation
          -----------------------------

          (a)  Eligible Persons.  All employees of the Company and its
               ----------------
subsidiaries ("Employees"), including Employees who are officers or members of the Board, individuals to whom an offer of employment has been extended ("New Hires"), and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Advisors who provide services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

          (b)  Selection of Grantees.  The Committee shall select the Employees,
               ---------------------
New Hires, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, New Hires, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

     5.   Granting of Options
          -------------------

          (a)  Number of Shares.  The Committee shall determine the number of
               ----------------
shares of Company Stock that will be subject to each Grant of Options to Employees, New Hires, Non-Employee Directors and Key Advisors.



          (b)  Type of Option and Price.
               ------------------------

               (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, New Hires, Non-Employee Directors and Key Advisors.

               (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

               (iii) If the Company Stock is publicly traded, then, except as otherwise determined by the Committee, the following rules regarding the determination of Fair Market Value per share shall apply:

                      (x) if the principal trading market for the Company Stock
               is a national securities exchange or the Nasdaq National Market, the mean between the highest and lowest quoted selling prices on the relevant date, or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or

                      (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the latest preceding date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

          (c)  Option Term.  The Committee shall determine the term of each
               -----------
Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (d)  Exercisability of Options.  Options shall become exercisable in
               -------------------------
accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (e)  Termination of Employment, Disability or Death.
               ----------------------------------------------

               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than "disability," death or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company. In addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option, upon refund by the Company of the Exercise Price paid by the Grantee for such shares, and any option gain realized by the Grantee from exercising all or a portion of an Option within the two-year period prior to the event shall be paid by the Grantee to the Company.

               (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (v)    For purposes of Sections 5(e), 6, 7, 8 and 13:

               (A)    "Company," when used in the phrase "employed by the

     Company," shall mean the Company and its parent and subsidiary corporations.

               (B) "Employed by the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

               (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

               (D) "Termination for cause" shall mean the determination of the Committee that any one or more of the following events has occurred:

                    (1) the Grantee's conviction of any act which constitutes a felony under applicable federal or state law, either in connection with the performance of the Grantee's obligations on behalf of the Company or which affects the Grantee's ability to perform his or her obligations as an employee, board member or advisor of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Grantee and the Company (any such agreement or covenant being herein referred to as an "Employment Agreement");

                    (2) the Grantee's willful misconduct in connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Company or under any Employment Agreement, which willful misconduct is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                    (3) the Grantee's commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Company;

                    (4) the Grantee's substantial and continuing neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or advisor of the Company or under any Employment Agreement which is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

                    (5) the Grantee's unauthorized use or disclosure or any trade secret or confidential information of the Company which adversely affects the business of the Company, provided that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

                    (6) the Grantee's material breach of any of the provisions of any Employment Agreement, which material breach is not cured by the Grantee within 10 days of his or her receipt of a written notice from the Company specifying such material breach; or

                    (7) the Grantee has voluntarily terminated his or her employment or service with the Company and breaches his or her non-competition agreement with the Company.

          (f)  Exercise of Options.  A Grantee may exercise an Option that has
               -------------------
become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including after a Public Offering payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise.

          (g)  Limits on Incentive Stock Options.  Each Incentive Stock Option
               ---------------------------------
shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     6.   Restricted Stock Grants
          -----------------------

     The Committee may issue or transfer shares of Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

          (a)  General Requirements.  Shares of Company Stock issued or
              --------------------
transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b)  Number of Shares.  The Committee shall determine the number of
               ----------------
shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

          (c)  Requirement of Employment.  If the Grantee ceases to be employed
               -------------------------
by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d)  Restrictions on Transfer and Legend on Stock Certificate.  During
               --------------------------------------------------------
the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 10(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

          (e)  Right to Vote and to Receive Dividends.  Unless the Committee
               --------------------------------------
determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

          (f)  Lapse of Restrictions.  All restrictions imposed on Restricted
               ---------------------
Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

     7.   Stock Appreciation Rights
          -------------------------

          (a)  General Requirements.  The Committee may grant stock appreciation
               --------------------
rights ("SARs") to an Employee or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option,

SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (b)  Tandem SARs.  In the case of tandem SARs, the number of SARs
               -----------
granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c)  Exercisability.  An SAR shall be exercisable during the period
               --------------
specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
No SAR may be exercised for cash by an officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

          (d)  Value of SARs.  When a Grantee exercises SARs, the Grantee shall
               -------------
receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

          (e)  Form of Payment.  The Committee shall determine whether the
               ---------------
appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     8.   Performance Units
          -----------------

          (a)  General Requirements.  The Committee may grant performance units
               --------------------
("Performance Units") to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A

Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

          (b)  Performance Period and Performance Goals.  When Performance Units
               ----------------------------------------
are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

          (c)  Payment with respect to Performance Units.  At the end of each
               -----------------------------------------
Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

          (d)  Requirement of Employment.  If the Grantee ceases to be employed
               -------------------------
by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     9.   Qualified Performance-Based Compensation.
          ----------------------------------------

          (a)  Designation as Qualified Performance-Based Compensation.  The
               -------------------------------------------------------
Committee may determine that Performance Units or Restricted Stock granted to an Employee shall be considered "qualified performance-based compensation" under
Section 162(m) of the Code. The provisions of this Section 9 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under Section 162(m) of the Code.

          (b)  Performance Goals.  When Performance Units or Restricted Stock
               -----------------
that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Reorganization, that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          (c)  Establishment of Goals.  The Committee shall establish the
               ----------------------
performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed , or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (d)  Maximum Payment.  If Restricted Stock, or Performance Units
               ---------------
measured with respect to the fair market value of the Company Stock, are granted, not more than 1,600,000 shares of the Company Stock may be granted to an Employee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to an Employee with respect to a Performance Period is $1,000,000.

          (e)  Announcement of Grants.  The Committee shall certify and announce
               ----------------------
the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

     10.  Withholding of Taxes
          --------------------

          (a)  Required Withholding.  All Grants under the Plan shall be subject
               --------------------
to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the

Company the amount of any withholding taxes due with respect to such Grants.

          (b)  Election to Withhold Shares.  If the Committee so permits, a
               ---------------------------
Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     11.  Transferability of Grants
          -------------------------

          (a)  Nontransferability of Grants.  Except as provided below, only the
               ----------------------------
Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (b)  Transfer of Nonqualified Stock Options. Notwithstanding the
               --------------------------------------
foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     12.  Right of First Refusal
          ----------------------

     Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock distributed to him under this Plan, the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 30 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock at the same price and on the same terms as contained in such notice.

     In the event the Company (or a shareholder, as described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 30 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

     The Board, in its sole discretion, may waive the Company's right of first refusal pursuant to this Section 12 and the Company's repurchase right pursuant to Section 13 below. If the Company's right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, pass through such right to the remaining shareholders of the Company in the same proportion that each shareholder's stock ownership bears to the stock ownership of all the shareholders of the Company, as determined by the Board. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

     On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 12 and Section 13 below, and its limitations shall be null and void.

     Notwithstanding the foregoing, the Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan. Such agreement may provide that the provisions of this Section 12 and
Section 13 below shall not apply to such Company Stock.

     13.  Purchase by the Company
          -----------------------

     Prior to a Public Offering, if a Grantee ceases to be employed by the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to him under this Plan at its then current Fair Market Value (as defined in Section 5(b)); provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

     14.  Reorganization of the Company.
          ------------------------------

          (a)  Reorganization.  As used herein, a "Reorganization" shall be
               ---------------
deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

          (b)  Assumption of Grants.  Upon a Reorganization where the Company is
               --------------------
not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

          (c)  Other Alternatives.  Notwithstanding the foregoing, in the event
               ------------------
of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

          (d)  Limitations.  Notwithstanding anything in the Plan to the
               -----------
contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

     15.  Requirements for Issuance or Transfer of Shares
          -----------------------------------------------

          (a)  Shareholder's Agreement. The Committee may require that a Grantee
               -----------------------
execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

          (b)  Limitations on Issuance or Transfer of Shares.  No Company Stock
               ---------------------------------------------
shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     16.  Amendment and Termination of the Plan
          -------------------------------------

          (a)  Amendment. The Board may amend or terminate the Plan at any time.
               ---------

          (b)  Termination of Plan.  The Plan shall terminate on the day
               -------------------
immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

          (c)  Termination and Amendment of Outstanding Grants. A termination or
               -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or, may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (d)  Governing Document.  The Plan shall be the controlling document.
               ------------------
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     17.  Funding of the Plan
          -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     18.  Rights of Grantees
          ------------------

     Nothing in this Plan shall entitle any Employee, New Hire, Key Advisor or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     19.  No Fractional Shares
          --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     20.  Headings
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     21.  Effective Date of the Plan.
          --------------------------

          (a)  Effective Date.  Subject to the approval of the Company's
               --------------
shareholders, the Plan shall be effective as of May 3, 1996.

          (b)  Public Offering.  The provisions of the Plan that refer to a
               ---------------
Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock under section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

     22.  Miscellaneous
          -------------

          (a)  Grants in Connection with Corporate Transactions and Otherwise.
               --------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

          (b)  Compliance with Law.  The Plan, the exercise of Options and SARs
               -------------------
and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.
The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (c)  Governing Law.  The validity, construction, interpretation and
               -------------
effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.

                       [LOGO OF OAO TECHNOLOGY SOLUTIONS]


                                   DIRECTIONS
                Willard Inter-Continental Hotel--Washington, DC
                          1401 Pennsylvania Avenue, NW
                              Washington, DC 20004
                                 (202) 628-9100

---------------------------------------------------------------------------------------
  From Baltimore/BWI and Points North:       From West Virginia and Points West:

  Follow I-95 South to the Washington        Take I-70 East to I-270 South to I-495
  Metropolitan area. Exit I-95 South at I-   (the Capital Beltway) toward northern
  495 West (the Capital Beltway) toward      Virginia. Proceed on the Beltway and exit
  northern Virginia. Proceed on the Beltway  at the George Washington (GW) Parkway,
  to Exit 33, Connecticut Avenue (Route      Exit 14. Proceed on the GW Parkway until
  185). At the stop light at the end of the  the Roosevelt Bridge exit. Exit the
  off-ramp, turn left. Follow Connecticut    Parkway at the Roosevelt Bridge. While
  Avenue approximately seven miles. Turn     crossing the bridge, stay in the center
  left onto H Street. Follow H Street to     lane, which becomes Constitution Avenue.
  14th Street and turn right. Proceed to the Follow Constitution Avenue about eight third traffic light (Pennsylvania Avenue)  blocks, turn left onto 15th Street and and the hotel is on your immediate right.  turn right onto F Street. If you wish to park yourself, the garage entrance is on F
                                             Street. Otherwise, turn right onto 14th
                                             Street and then right again onto
                                             Pennsylvania Avenue to access the main
                                             entrance of the hotel.

---------------------------------------------------------------------------------------
  From Richmond and Points South:            From Reagan National Airport:

  Follow I-95 North toward Washington. As    Exit from the airport onto George
  you approach the city, continue straight   Washington (GW) Parkway toward Washington.
  following I-395 North. This will bring you Take the GW Parkway to I-395 North. This
  into Washington across the 14th Street     will bring you into Washington across the
  Bridge. Stay in the left lane while        14th Street Bridge. Stay in the left lane
  crossing the bridge and follow the signs   while crossing the bridge and follow the
  for 14th Street (US Route 1) which will be signs for 14th Street (US Route 1) which
  straight ahead. Follow 14th Street past    will be straight ahead. Follow 14th Street
  the Washington Monument. At Pennsylvania   past the Washington Monument. At
  Avenue, turn left and the hotel is on your Pennsylvania Avenue turn left and the
  immediate right.                           hotel is on your immediate right.

--------------------------------------------------------------------------------
 From Dulles International Airport and I-66 Eastbound Virginia:

 Follow I-66 across the Potomac River via the Roosevelt Bridge. While crossing the bridge, stay in the center lane, which becomes Constitution Avenue. Follow Constitution Avenue about eight blocks until 15th Street. Turn left onto 15th Street. Continue on 15th Street to F Street. Turn right onto F Street and turn right at the next corner onto 14th Street. Turn right again at the next corner onto Pennsylvania Avenue and the hotel is on your immediate right (the garage entrance is on F Street if you wish to park yourself).

[LOGO OF OAO TECHNOLOGY SOLUTIONS]

PROXY
                 OAO TECHNOLOGY SOLUTIONS, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

.. appoint Gregory A. Pratt and J. Jeffrey Fox, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 17, 2002, and at any adjournments of that meeting;

.. authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting; and

..  revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF AUDITORS, FOR APPROVAL OF THE AMENDED AND RESTATED OAO TECHNOLOGY SOLUTIONS, INC. 1996 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY 1,000,000 SHARES, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

--------------------------------------------------------------------------------
                                                              Please mark
                                                             your votes as [X]
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

                                                                                                       FOR     AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS                                         2. RATIFICATION  OF AUDITORS          [_]       [_]        [_]
Nominees:

01 John F. Lehman                05  Frank B. Foster. Ill
02 Cecile D. Barker              06  Richard B. Lieb
03 Gregory A. Pratt              07  Louis N. Mintz
04 Yvonne Brathwaite Burke
                                                                                                       FOR     AGAINST    ABSTAIN
                                                                 3. APPROVAL OF THE  AMENDED AND       [_]       [_]        [_]
                WITHHELD                                            RESTATED OAO TECHNOLOGY
   FOR  [_]     FOR ALL     [_]                                     SOLUTIONS, INC. 1996  EQUITY COM-
                                                                    PENSATION PLAN TO INCREASE THE
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE           NUMBER OF SHARES OF COMMON
WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH               STOCK AUTHORIZED FOR ISSUANCE
THE NOMINEE'S NAME IN THE LIST.                                     BY l,000,000 SHARES.



Signature(s) ___________________________________________ Date: _______________
YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator,trustee or guardian, or on behalf of a corporation or partnership.
--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE .



                                  [LOGO](TM)

                 O A O  T E C H N O L O G Y  S O L U T I O N S(R)

                          7500 Greenway Center Drive
                                  16th Floor
                           Greenbelt, MD 20770-3522

                            Phone: (301) 486-0400
                              Fax: (301) 486-0415

              For more information, please visit our website at
                                 www.oaot.com